-- Highly Confidential -- Centerview Disclaimer This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Board of Directors of Blazing Star in connection with its evaluation of a proposed transaction involving Blazing Star and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Blazing Star and Saturn (“Defined term for other relevant party”) and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Blazing Star and Saturn. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Blazing Star or any other entity, or concerning the solvency or fair value of Blazing Star or any other entity. With respect to financial forecasts Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Blazing Star as to the future financial performance of Blazing Star, and at your direction Centerview has relied upon such forecasts, as provided by Blazing Star’s management, with respect to Blazing Star. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of Blazing Star. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Board of Directors of Blazing Star (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Blazing Star or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview. 1

Appendix

Exhibit (c)(14)

CENTERVIEW PARTNERS

Project Blazing Star
Discussion Materials

March 6, 2025

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Centerview Disclaimer

This presentation has been prepared by Centerview Partners LLC ("Centerview") for use solely by the Board of Directors of Blazing Star in connection with its evaluation of a proposed transaction involving Blazing Star and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Blazing Star and Saturn ("Defined term for other relevant party") and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Blazing Star and Saturn. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Blazing Star or any other entity, or concerning the solvency or fair value of Blazing Star or any other entity. With respect to financial forecasts Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Blazing Star as to the future financial performance of Blazing Star, and at your direction Centerview has relied upon such forecasts, as provided by Blazing Star's management, with respect to Blazing Star. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials.

The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview's analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview's view of the actual value of Blazing Star.

These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Board of Directors of Blazing Star (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Blazing Star or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

Summary of Key Terms of Saturn's Offer

- Saturn's offer consists of $11.45 per share in cash and up to $3.00 per share in proceeds from the Divested Asset Proceed Rights ("DAP Rights") for total consideration of up to $14.45 per share, representing an enterprise value of $24.4bn including net debt and capitalized opioids and $26.8bn with capitalized dark rent
  - The cash consideration represents an Equity Value of $10.2bn and the total consideration represents an Equity Value of $12.9bn
- Saturn has provided thoroughly negotiated financing papers reflecting their plan to fund the transaction with $19.6bn of debt and preferred equity, of which $14.6bn will be funded at close
- The remainder of the financing will be provided by common equity, including 100% SP roll-over plus cash investment representing $1.7bn at $11.45 per share along with $1.7bn investment from Saturn and $0.8bn of LP co-investor contributions

Summary of Divested Asset Proceed Rights "DAP"

- The DAP Rights provide Blazing Star shareholders with rights to receive up to $3.00 per share from the proceeds of the future monetization of the VMD assets
  - Blazing Star shareholders receive 70% of net proceeds from VMD asset sales due to preference from the intercompany debt balance
    - Current balance of the intercompany debt is $3.3bn and accretes at 14.5% plus SOFR PIK interest rate
    - Saturn receives the other 30% of the proceeds - aligning incentives to maximize proceeds across Saturn with Blazing Star shareholders
  - Blazing Star shareholders cannot receive any value above $3.00 per share
  - Asset sale process overseen by a committee comprised of Blazing Star Board member, SP appointee and Saturn appointee with process in place to resolve any valuation disputes
  - The DAP Rights are generally non-transferrable and do not have any voting or dividend rights and there is no accrual of interest on any amounts payable on the DAP Rights
  - Term of DAP Rights is 4 years after closing of the Merger (at which time Saturn may either pay DAP Rights holders based on the FMV of remaining assets, as determined by independent investment bank, or extend the term for 1 year)

– Highly Confidential –

Analysis at Various Prices

	Metric	Unaffected (12/9/24)	Saturn's Upfront Cash Offer	Risk-adjusted PV of DAP Rights per share of: +$0.90	+$1.40	Potential Face Value of Saturn's Offer
Share Price Range		**$8.85**	**$11.45**	**$12.35**	**$12.85**	**$14.45**
Premium / (Discount) to Unaffected (12/9/24)		–	29%	40%	45%	63%
Premium / (Discount) to Current (3/3/25)	$10.26	(14%)	12%	20%	25%	41%
Premium / (Discount) to Unaffected 90-day VWAP	$9.37	(6%)	22%	32%	37%	54%
Premium / (Discount) to Unaffected 30-day VWAP	$8.95	(1%)	28%	38%	44%	61%
# Diluted Shares Outstanding		889.9	889.9	889.9	889.9	889.9
Equity Value		**$7.9**	**$10.2**	**$11.0**	**$11.4**	**$12.9**
(+) Debt and Capital Leases[1]		9.0	9.0	9.0	9.0	9.0
(+) Opioid Liabilities *(at 7.0% Discount Rate)*		3.8	3.8	3.8	3.8	3.8
(+) Dark Rent Costs *(at 7.0% Discount Rate)*		2.5	2.5	2.5	2.5	2.5
(+) Everly Settlement		0.6	0.6	0.6	0.6	0.6
(+) Pension Liability *(at 7.0% Discount Rate)*		0.4	0.4	0.4	0.4	0.4
(+) NWC Adjustment		0.7	0.7	0.7	0.7	0.7
(-) Equity Method Investments[2]		(1.2)	(1.2)	(1.2)	(1.2)	(1.2)
(-) Cash Pro Forma for Q2 Equity Stake Monetizations[3]		(1.7)	(1.7)	(1.7)	(1.7)	(1.7)
Implied Enterprise Value		**$21.9**	**$24.2**	**$25.0**	**$25.4**	**$26.8**
Memo: Mangagement Implied Multiples	**Adj. EBITDA[4]**					
EV / FY'25 Adj. EBITDA	$3.5	6.2x	6.8x	7.1x	7.2x	7.6x
EV / FY'26 Adj. EBITDA	3.7	5.8x	6.5x	6.7x	6.8x	7.2x
	Adj. EPS[5]					
FY'25 P / E	$1.77	5.0x	6.5x	7.0x	7.3x	8.2x
FY'26 P / E	$1.42	6.2x	8.0x	8.7x	9.0x	10.1x

Source: Blazing Star management and FactSet as of March 3, 2025.
Note: Dollars in billions except for per share figures and unless otherwise stated. Reflects Q1 FY'25 balance sheet as of November 30, 2024.
(1) Figure includes $8,010mm debt and $980mm capital leases. (2) Includes $593mm Cencora pro forma for early settlement of 2026 Cencora VPFs, $208mm BrightSpring pro forma for recent sale of shares and $415mm other investments. (3) Includes forward sale of Cencora VPF and February 18, 2025 sale of BrightSpring shares. (4) Removes Cencora AOI contribution. (5) See page 44 for detail on adjustments including impacts from updated diluted share count, interest savings from suspension of future dividend payments, interest expense from Everly settlement and revised VMD forecast.

– Highly Confidential –

Transaction Sources and Uses

Reflects sources and uses as communicated by Saturn

Sources and Uses

Cash Offer Per Share	**$11.45**
(x) Diluted Shares[1]	865.6
Equity Value	**$9,911**
Plus: Forecasted Debt at 9/30/2025[2]	8,073
Adj. Current Capitalization	**$17,984**
Plus: Financing and Advisory Fees	475
Plus: Debt Call Premium	64
Plus: Retention Awards[3]	17
Total Funding Need	**$18,540**
Funded Debt at Close[4]	$11,327
Preferred Equity[5]	3,250
SP Roll + Cash Investment[6]	1,745
Saturn + LP Co-Invest	2,500
Total Funding Sources	**$18,822**
Funding Surplus vs. Uses	**+$282**
Plus: Forecasted Cash Balance at 9/30/2025[7]	$822
Funding Surplus + Expected Available Cash	**+$1,104**

Total Funding Need to EV Bridge

Adj. Current Capitalization	**$17,984**
Plus: Value of Unvested Shares[8]	279
(Less): Delta from Projected to 11/30 Debt Balance[9]	(63)
(Less): Q1 Cash Balance[10]	(483)
Plus: Everly Settlement	595
Plus: Capital Leases	980
Plus: Opioid Liability	3,781
Plus: Dark Rent	2,459
Plus: Pension Liability	402
(Less): Equity Method Investments	(1,216)
(Less): Q2 Equity Stake Monetizations	(549)
Enterprise Value Bridging Items	**$6,185**
Enterprise Value	**$24,168**

- Saturn sources reflect financing papers received

Source: Blazing Star management and FactSet as of March 3, 2025.
Note: Dollars in millions except for per share figures and unless otherwise stated. (1) Adjusted to only include vested RSUs / PSUs at closing per latest merger agreement. (2) Projected balance also includes expected accrued interest at 9/30/2025. (3) Reflects 1/3 of ~$50mm of retention awards which is due at close. (4) Figure includes $1.15bn in Asset Based Loan, $2.0bn in FILO Commitments and $0.850bn in A/R factoring draw at USRP, $2.25bn in Syndicated Term Loan B and $2.0bn in Syndicated High Yield Bonds at International / Boots, $2.50bn in Privately Placed Term Loan at Shields and $0.58bn in Syndicated Term Loan B at US PropertyCo. (5) Figure includes $2.0bn at Shields and $1.25bn at International / Boots. (6) Per SP Counsel per Saturn. (7) Reflects forecasted cash balance available for transaction funding at 9/30 less $100mm of incremental expected fees to be incurred from sign to close. (8) Reflects difference of 889.9mm vs. 865.6mm diluted share count. (9) Reflects difference of Saturn forecasted debt balance and accrued interest on 9/30/2025 of $8.1bn vs. current debt balance of $8.0bn. (10) Reflects 11/30/2024 cash balance of $1,192mm net of NWC Adjustment of $709mm.

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Summary of Financing Commitment Package

	US Retail	Boots	Shields	Property Co.	Total
Lenders *(Lead left lenders to be confirmed)*	Citi, Deutsche Bank, Goldman Sachs, J.P.Morgan, Mizuho, PNC, UBS, Wells Fargo (US Retail and Boots); Filo lenders: Oaktree, Sixth Street, HPS	Pref: GoldenTree	HPS, Goldman Sachs, J.P.Morgan, [***]; Pref: UBS	UBS	
Revolver / FILO *(Total Funding)*	$4.0B (1) ($8B)	($ -) ($0.85B)	($ -) ($0.1B)	-	$4.0B ($8.95B)
Term Loans	-	$2.25B	$2.5B	$0.6B	$5.35B
Secured High-Yield Bonds	-	$2.0B	-	-	$2.0B
Preferred Equity	-	$1.25B	$2.0B	-	$3.25B
Financing at Close *(Total Funding)*	$4.0B ($8.0B)	$5.5B ($6.35B)	$4.5B ($4.6B)	$0.6B ($0.6B)	$14.6B ($19.6B)
Equity Contribution	$4.2bn (2)				

Note: Reflects understanding as of March 4, 2025.
(1) Includes 0.85B USRP factoring facility to be drawn at close.
(2) Equity figure includes $1.7bn Saturn common equity, $0.8bn Saturn LP and $1.7bn SP Roll + Cash (per SP counsel).

Summary of Key Transaction Terms[1]

	Description
Overview	▪ Structured as a one-step merger where Merger Sub, a wholly owned subsidiary of Parent, is merged with and into Blazing Star ▪ Contemplates the Company will consummate carveout transactions required by Saturn's financing structure (the "Shields Sale") ▪ Blazing Star must file a Proxy Statement with the SEC as promptly as reasonably practicable after signing (and not later than 3 business days after the end of the go-shop period) and must call a meeting of its shareholders as promptly as practicable after mailing the Proxy Statement to solicit approval of the Merger
Consideration	▪ Cash consideration of $11.45 per share of Blazing Star common stock ▪ One DAP issued by Blazing Star subject to the terms of the DAP Rights Agreement ▪ In-the-money options converted into cash and one DAP Right per share subject to each stock option; Out-of-the-money options canceled for no consideration ▪ Vested RSUs, PSAs and DSUs converted into right to receive cash and one DAP Right per share subject to each award ▪ Unvested RSUs, PSAs and DSUs converted into contingent awards
Key Closing Conditions	▪ *Stockholder Approval* – Approval of the Merger by the holders of a majority of non-chairman–affiliated shares cast and majority of outstanding shares at the shareholder meeting ▪ *Regulatory Approvals* – The receipt of (i) HSR and other required antitrust clearances, (ii) Healthcare Notification Laws clearance and (iii) any other required regulatory approvals (to be set forth on schedule) ▪ *No Legal Prohibitions* – The absence of any laws, orders or injunctions which would prohibit the consummation of the Merger or make the Merger illegal ▪ *No Material Adverse Effect* – The absence, since signing, of any Company Material Adverse Effect (MAE definition contains customary exceptions) ▪ *Shields Sale* – Closing of the Shields Sale must occur prior to the Merger closing ▪ *Other Closing Conditions* – The accuracy of Blazing Star's representations and warranties (generally subject to an MAE standard, with lower, or no, materiality qualifiers for certain key representations) and Blazing Star's compliance with covenants ▪ [Blazing Star to provide Parent with certain business segment financial statements]

(1) Reflects K&E draft of Merger Agreement as of 3/3/2025. Subject to further update based on final form Merger Agreement. Capitalized terms used herein have the meanings assigned to them in such draft Merger Agreement.

– Highly Confidential –

Summary of Key Transaction Terms[1] *(Cont.)*

	Description
Regulatory Efforts	▪ Parties generally agree to use "Hell or high water" standard where Saturn will take all actions to obtain regulatory clearances
Deal Protection	▪ 35-day "go-shop" period beginning on the date of the Merger Agreement ▪ Customary restrictions on soliciting or negotiating any competing proposals to take effect upon conclusion of the go-shop period ▪ During the go-shop period (or for 30 days after conclusion of go-shop period of Superior Proposal is made by an Exempted Person), Blazing Star may terminate the Merger Agreement to enter into a definitive agreement for a Superior Proposal upon the payment of a termination fee equal to 1.55% of the Blazing Star equity value; otherwise, Blazing Star may terminate the Merger Agreement to enter into a definitive agreement for a Superior Proposal upon the payment of a termination fee equal to 3.1% of the Blazing Star equity value ▪ The Blazing Star Board to recommend that stockholders vote in favor of the Merger, but it may change its recommendation in response to a Superior Proposal or an Intervening Event (customary definition), if the Blazing Star Board takes specified steps, including that the Blazing Star Board determines in good faith that a failure to change its recommendation would be inconsistent with its fiduciary duties ▪ Blazing Star must notify Parent and negotiate revised transaction terms in good faith prior to terminating the Merger Agreement or changing the Blazing Star Board recommendation ▪ Parent required to pay a termination fee equal to 6.5% of the Blazing Star equity value if the Merger Agreement is terminated (i) due to Parent's material breach or (ii) Parent's failure to close at the end of the Marketing Period when all other conditions to closing have been satisfied or waived
Other	▪ The Merger Agreement contains customary termination provisions in favor of both parties; customary representations and warranties; and customary covenants (including interim operating covenants) of Blazing Star ▪ 12 month outside date plus a 3-month extension solely to obtain antitrust clearance or other required regulatory approvals ▪ Governed by Delaware Law

(1) Reflects K&E draft of Merger Agreement as of 3/3/2025. Subject to further update based on final form Merger Agreement. Capitalized terms used herein have the meanings assigned to them in such draft Merger Agreement.

Bracketed points to be confirmed with final merger agreement

Summary of Go-Shop Provision

- As part of the merger agreement, Saturn has agreed to a go-shop period of [35] days
  - A go-shop period allows Blazing Star, with the assistance of Centerview, to actively seek out and solicit superior proposals to Saturn's offer
- Immediately following the transaction announcement, at the Blazing Star Board's direction, Centerview will begin to reach out to both strategic and financial sponsor counterparties that have the potential to pursue this transaction
  - The go-shop period will only solicit offers for the entire company, not individual business segments
- Interested counterparties will enter into an NDA, receive limited access to management and a summarized data room to allow them to evaluate whether they will be able to submit a superior non-binding offer
  - Any confidential information provided to counterparties must be provided to Saturn within [36] hours – although, Saturn will likely already have access to the limited information that would be shared
- If any non-binding offer is deemed to have potential to be a superior offer by the Blazing Star Board, this counter-party will receive further access to management and information to progress towards a fully-negotiated and financed superior offer
  - Blazing Star must notify Saturn within [36] hours following receipt of any proposal during the go-shop period
  - Blazing Star is permitted to continue to negotiate for [15 or 30] days after the initial [35] day go-shop period with parties that submitted an acquisition proposal, that the Blazing Star Board determines would reasonably be expected to lead to a superior proposal
  - Within [36] hours following the end of the go-shop period, the Company must notify Saturn of the list of counterparties who have submitted a proposal that constitutes or could reasonably be expected to lead to a superior proposal and provide a copy of proposals received and NDAs entered into with these counterparties
- If the Company terminates to accept a superior proposal during the go-shop period or extension period (with a counterparty who submitted a proposal during the initial period), it must pay a termination fee to Saturn equal to [1.55]% of the Company's equity value implied by Saturn's cash offer price

Note: Based on March 3rd K&E draft of the merger agreement.

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Proposed Parties for Go-Shop Outreach

Parties sorted alphabetically

[***]

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Summary Forecast of Revised 3YP

Summary of Blazing Star Plan

$ millions, except for EPS	Fiscal Year Ending August 31st, 2024A	2025E	2026E	2027E
Revenue	**$147,658**	**$154,584**	**$149,874**	**$155,917**
% YoY Growth	*6.2%*	*4.7%*	*(3.0%)*	*4.0%*
Adj. EBITDA	**$3,578**	**$3,529**	**$3,747**	**$4,136**
% Margin	*2.4%*	*2.3%*	*2.5%*	*2.7%*
% YoY Growth		*(1.4%)*	*6.2%*	*10.4%*
AOI	**$2,249**	**$1,880**	**$1,962**	**$2,332**
% Margin	*1.5%*	*1.2%*	*1.3%*	*1.5%*
% YoY Growth		*(16.4%)*	*4.4%*	*18.8%*
Adj. EPS	**$2.88**	**$1.77**	**$1.42**	**$1.60**
% YoY Growth		*(38.5%)*	*(19.6%)*	*12.6%*
FCF (1)	**$23**	**$207**	**$929**	**$1,005**
% YoY Growth		*n.m.*	*n.m.*	*8.1%*
Memo: Dividend	***$1,260***	***$432***	–	–

Summary of Blazing Star Plan

- Forecast reflects Blazing Star's 3YP presented to the Board in September adjusted for the following material updates:
  - Management's latest outlook for 2025 ("February Outlook")
  - Suspension of the dividend
  - Revised Dark Rent schedule
  - Revised costs to settle Everly litigation
  - Revised VMD forecast
    - [***]

Source: Blazing Star management.
Note: Dollars in millions. Adj. EBITDA and AOI excludes impact of Cencora and SLB. FCF is adjusted for incremental Everly settlement, Dark Rent savings and revised VMD forecast. See page 44 for detail on adjustments including impacts from updated diluted share count, interest savings from suspension of future dividend payments, interest expense from Everly settlement and revised VMD forecast.
(1) [***]

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Overview of VMD Financials

VMD Financial Summary (Calendar Year)

	Actuals	Management 3YP			Management Extrapolations	
	Calendar Year Ending December 31,					
	2024A	2025E	2026E	2027E	2028E	2029E
Total Revenue	**$6,350**	**$5,569**	**$5,036**	**$5,256**	**$5,486**	**$5,726**
% Growth		*(12.3%)*	*(9.6%)*	*4.4%*	*4.4%*	*4.4%*
Total Adj. EBITDA	**($141)**	**$31**	**$101**	**$202**	**$253**	**$292**
% Growth		*n.m.*	*n.m.*	*99.2%*	*25.4%*	*15.3%*
% Margin	*(2.2%)*	*0.6%*	*2.0%*	*3.8%*	*4.6%*	*5.1%*

[***]

Source: Blazing Star management.
Note: Dollars in millions unless otherwise stated. Reflects calendar year.

– Highly Confidential –

Summary of Blazing Star Valuation

Upfront Cash Offer: $11.45 | Risk Adj. NPV: $12.35 $12.85 | Face Value: $14.45

Methodology	Metric	Assumptions	Implied Share Price (Low)	Implied Share Price (High)
Discounted Future Share Price (1)	Future Share Price Based on Management Plan EPS	Cost of Equity: 11.00% NTM P/E: 6.00x - 7.50x	$8.10	$10.40
Premiums Paid Analysis (1)	Premium to Unaffected on December 9, 2024	Premiums Paid Range: 20% - 45%	$10.60	$12.80
Discounted Cash Flow Analysis	DCF Based on Management Plan	WACC: 9.25% - 10.75% LTM Adj. EBITDA Exit Multiple: 5.0x - 7.0x	$10.80	$19.10
Sum-of-the-Parts Analysis (1)	Valuations Applied to Management Plan	See Page 27 for Segment-Level Assumptions	$8.20	$13.90
Analyst Price Targets (1)	Low / High Price Target	Low: $7.00 High: $15.00	$7.00	$15.00
Public Trading Comparables	NTM Adj. EBITDA as of Q1'25 of $3,611mm[2]	5.0x - 7.0x	$4.60	$12.70
Precedent Transaction Multiples	LTM Adj. EBITDA as of Q1'25 of $3,662mm[3]	5.5x - 7.5x	$6.90	$15.20

Source: Blazing Star management.
Note: Dollars in millions unless otherwise stated. Value per share rounded to the nearest $0.10.
(1) For reference only.
(2) Reflects the sum of FY'25 Q2 – Q4 Adj. EBITDA and 26% of FY'26 Adj. EBITDA based on seasonality of business per management guidance. Adjusted to remove impact of Cencora earnings.
(3) Adjusted to remove impact of Cencora earnings and sale leaseback gains.

– Highly Confidential –

Summary of VMD Valuation at YE CY'27

- Reflects base case per Blazing Star Management and valuation as of December 31, 2027
- Reflects maximum proceeds to Blazing Star shareholders of $3.00 per share
  - Assumes gross proceeds are split 70% / 30% between Blazing Star and Saturn[1]
- Additional risk adjustment of 30% applied to present value per share

Methodology	Assumption	Implied VMD Valuation	Implied Future Value per Share to Blazing Star Shareholders[2]		Risk-Adjusted PV per Share to Blazing Star Shareholders[2][3]	
			Low	High	Min: $0.90	Max: $1.40
Public Trading Comparables	EV / Fwd. EBITDA Multiple: 9.5x - 13.0x CY'28 EBITDA: $253mm	$2,400mm to $3,300mm	$1.90	$2.70	$1.00	$1.40
Precedent Transaction Multiples	EV / LTM EBITDA Multiple: 11.0x - 15.0x CY'27 EBITDA: $202mm	$2,225mm to $3,025mm	$1.80	$2.40	$0.90	$1.30
Discounted Cash Flow Analysis	3-year DCF with Valuation Date of December 31, 2027 WACC: 10.50% - 12.25% LTM Adj. EBITDA Exit Multiple: 10.5x - 14.0x	$2,475mm to $3,375mm	$2.00	$2.70	$1.00	$1.40

Source: Blazing Star management.
Note: Dollars in millions unless otherwise stated. Value per share rounded to the nearest $0.10.
(1) Does not assume any sharing with other VMD shareholders given implied proceeds to reach $3.00 per share cap is below expected YE 2027 inter-company debt balance. (2) Reflects diluted shares outstanding of 890mm. (3) Reflects 11.5% discount rate and 74% discount factor based on March 3, 2025 to December 31, 2027. Reflects risk adjustment of (30%).

Appendix

Appendix: Table of Contents

– Highly Confidential –

Blazing Star Share Price Performance Since October 2024

Share Price Performance Since October 2024

		Price	VWAP		
	Date	at Close	30-Day	60-Day	90-Day
Current	3/3/25	$10.26	$10.57	$10.44	$10.08
Unaffected	12/9/24	8.85	8.95	9.21	9.37



$12.50
$11.00
$9.50
$8.00
$8.85 Unaffected Price as of 12/9/24
$8.70
$10.26
A
B
C
D
E
F
G
H
10/1
10/23
11/14
12/6
12/28
1/19
2/10
3/4

Public Events

- **A** **10/15/24 –** Announces FY'24 earnings and store closure plan; +16% 1-day reaction
- **B** **10/22/24 –** Walmart announces launch of nationwide same-day pharmacy delivery; (7%) 1-day reaction
- **C** **12/10/24 –** WSJ first reported the Company was exploring a sale to Saturn; +18% 1-day reaction vs. **$8.85** share price at close the previous day ("Unaffected Price")
- **D** **1/10/25 –** Announces Q1'FY25 earnings above expectations; +28% 1-day reaction
- **E** **1/17/25 –** DOJ announces opioid lawsuit; (9%) 1-day reaction
- **F** **1/31/25 –** Announces suspension of dividend; Bloomberg publishes article speculating transaction may still be on; (10%) 1-day reaction
- **G** **2/18/25 –** CNBC reports deal is "alive"; +14% 1-day reaction with 45mm shares of trading volume, 183% higher than the 90-day average
- **H** **2/24/25 –** Reported rumors that banks are structuring financing package for Saturn; +6% 1-day reaction

Source: FactSet as of March 3, 2025.

Blazing Star Share Price Performance Over the Last 2 Years

L2Y Share Price Performance



$60
$50
$40
$36
$30
$20
$10
$0
Mar-23
Sep-23
Mar-24
Sep-24
Mar-25
+45%
(21%)
$10.26
(72%)
Sept-23 – Tim Wentworth rumored next CEO; +6% 1-day reaction
Apr-24 – IRS tax liability dispute reported on Bloomberg; (10%) 1-day reaction
Oct-24 – FY'24 earnings; +16% 1-day reaction
Dec-24 – Deal leak; +18% 1-day reaction
Blazing Star
CVS
S&P 500

Share Price Performance

	L5Y	L3Y	L1Y	L3M
Blazing Star	(79%)	(78%)	(53%)	+24%
CVS	+1%	(36%)	(16%)	+14%
S&P 500	+89%	+35%	+17%	(2%)

CENTERVIEW PARTNERS

Source: FactSet as of March 3, 2025. Note: Share prices indexed to Blazing Star.

Blazing Star L2Y NTM P / E and EV / EBITDA Multiple Performance

Consensus NTM P / E

Average NTM P / E	L2Y	L1Y	YTD
Blazing Star [1]	6.3x	5.8x	5.9x
CVS	8.4x	8.5x	8.6x
US Retail Median [3]	13.2x	12.8x	12.9x
Intl Retail Median [4]	11.2x	10.9x	11.0x


21.0x
18.0x
15.0x
14.6x
12.0x
11.9x
9.3x
9.0x
7.6x
6.0x
3.0x
Mar-23
Sep-23
Mar-24
Sep-24
Mar-25
11.6x
(3.0x)
10.7x
+1.4x
10.0x
(1.8x)
6.6x
(0.9x)
Unaffected (12/9/24)
NTM P/E: 5.4x

Consensus EV / NTM EBITDA

Average NTM EV / EBITDA	L2Y	L1Y	YTD
Blazing Star [1]	6.6x	6.1x	6.2x
CVS [2]	7.5x	7.7x	7.7x
US Retail Median [3]	7.5x	7.1x	7.2x
Intl Retail Median [4]	6.0x	5.9x	5.9x


12.0x
11.0x
10.0x
9.0x
8.7x
8.0x
7.7x
7.7x
7.0x
6.3x
6.0x
5.0x
4.0x
Mar-23
Sep-23
Mar-24
Sep-24
Mar-25
9.2x
+1.4x
6.8x
(0.9x)
6.8x
(1.9x)
5.6x
(0.7x)
Unaffected (12/9/24)
NTM EV/EBITDA: 6.1x

Blazing Star ■ CVS ■ US Retail Average[3] ■ Intl. Retail Average[4]

Source: FactSet as of March 3, 2025.
Note: International EBITDAs do not include IFRS 16 adjustments.
(1) Blazing Star EV includes net present value of opioid liability, dark rent liability and pension liability as well as impact from equity method investments. EBITDA excludes Cencora earnings, sale leaseback gains and makes VMD adjustment. (2) CVS EV includes finance leases based on latest filing and opioid liability of $3.0bn based on Moody's estimates. (3) US Retail includes ACI, AD, TGT, DG, DLTR, and KR. (4) Intl Retail includes BME, FRAS, KGF, MKS, SBRY and TSCO.

Overview of Blazing Star Shareholders

Current Top Shareholders

Shareholder	% O/S	Investment Style	Mkt. Value at Unaff. ($mm)
Stefano Pessina	17%	–	$1,300
Vanguard	10%	Index	768
Blackrock	8%	Index	592
State Street Global Advisors	5%	Index	381
Capital Research & Management	4%	Growth	269
Invesco	2%	Index	184
Geode Capital	2%	Index	116
Charles Schwab	1%	Index	90
Northern Trust	1%	Index	71
Camber Capital Management	1%	Growth	68
Norges Bank Investment Management	1%	Index	67
Thompson, Siegel & Walmsley	1%	Index	66
8 Knots Management	1%	Deep Value	59
Goldman Sachs Asset Management	1%	Growth	55
Morgan Stanley	1%	Growth	50
Jane Street Capital	1%	Growth	45
Legal & General Investment Management	1%	Growth	45
Pacific Investment Management	1%	Growth	41
LSV Asset Management	1%	Growth	40
Numeric Investors	1%	Growth	39
Amundi Asset Management	0%	Other	38
Top Shareholder Ownership	**57%**		**$4,386**

Ownership Breakdown

Ownership Type (per FactSet)



17%
32%
23%
20%
6%
1%
1%
Growth(1)
Index
Value(2)
SP Stake
Yield
GARP
Other

Source: Public filings and FactSet as of March 3, 2025.
Note: Positions reflect latest publicly available holdings per FactSet. BlackRock reflects sum of three largest holdings. Unaffected date as of December 9, 2024.
(1) Includes Growth and Aggressive Growth. (2) Includes Value and Deep Value.

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Analyst Consensus Estimates Compared to Management's 3YP

Brokers have generally not revised estimates since dividend suspension and do not include a [***]
– management plan is generally in-line with consensus excluding these factors

Revenue



$148
$155
$152
$155
$150
$159
$156

# of Brokers	15	14	8
2024A	2025E	2026E	2027E

AOI[1]



$2.2
$2.1
$1.8
$2.0
$1.9
$2.3
$2.1

# of Brokers	11	10	5
2024A	2025E	2026E	2027E

Adj. EPS



$2.88
$1.77
$1.63
$1.49
$1.42
$1.65
$1.60

# of Brokers	14	13	9
2024A	2025E	2026E	2027E

FCF[2]



$0.0
$0.2
($0.0)
$0.9
$0.4
$1.0
$0.4

# of Brokers	4	4	2
2024A	2025E	2026E	2027E

Management — Consensus — Range of Estimates

Source: Management plan, Wall Street research and FactSet as of March 3, 2025.
Note: Dollars in USD billions except for per share figures and unless otherwise stated. All figures shown on a fiscal year basis. Reflects updated VMD forecast. FCF is adjusted for incremental Everly settlement, Dark Rent savings and [***] See page 44 for detail on adjustments including impacts from updated diluted share count, interest savings from suspension of future dividend payments, interest expense from Everly settlement and revised VMD forecast. (1) Figures exclude Cencora AOI contributions. (2) Consensus FCF represents average broker estimates of Cash Flow from Operations minus Capital Expenditures. Figure excludes Baptista Research due to outlier estimate of $1.9B in 2027.

Standalone Future Share Price Analysis

- Future share price analysis is now fundamentally different than prior analysis given the elimination of the dividend
- Dividend was previously a material contributor to shareholder return
- Now that the dividend is suspended, shareholders must rely on significant multiple expansion vs. unaffected 5x P/E to have a present value of future stock price above $10 per share

Future Value

Unaffected[1] Share Price: $8.85

Unaffected Share Price / FY'25E EPS: 5.0x


$13.50
$12.00
$12.10
$10.70
$10.80
$10.80
$9.60
$9.60
$8.50
Current
2025E
2026E
2027E

	Current	2025E	2026E	2027E
NTM EPS[2]	$1.77	$1.42	$1.60	$1.80

Present Value

Discounted at 11.00% Cost of Equity


$10.10
$10.30
$10.40
$9.10
$9.30
$9.30
$8.10
$8.20
$8.30
Current
2025E
2026E
2027E

Multiple Range Updated to Reflect Historical Averages

- Blazing Star Value Per Share @ Illustrative NTM P/E Multiple of 7.50x
- Blazing Star Value Per Share @ Illustrative NTM P/E Multiple of 6.75x
- Blazing Star Value Per Share @ Illustrative NTM P/E Multiple of 6.00x

Source: Blazing Star management.
Note: Years shown reflect fiscal year. Analysis reflects suspension of future dividend payments. Future share prices rounded to the nearest $0.10.
(1) Unaffected share price reflects price at market close on December 9, 2024. (2) Current NTM EPS reflects FY'25. See page 44 for detail on adjustments including impacts from updated diluted share count, interest savings from suspension of future dividend payments, interest expense from Everly settlement and revised VMD forecast.

Premia Paid in Precedent Going Private Transactions

Precedent US public company take privates greater than $5bn TEV across all industries since 2019

Precedent LBO 1-Day Share Price Premiums v. Unaffected Price

(n = 34)


19%
21%
30%
47%
10th Percentile
25th Percentile
Median
75th Percentile

	10th Percentile	25th Percentile	Median	75th Percentile
2-Year Fwd. Revenue Growth(1)	0%	4%	9%	16%
2-Year Fwd. EBITDA Growth(1)	(1%)	6%	11%	19%

Source: Wall Street research and FactSet. Note: Includes complete and pending transactions. Excludes premiums greater than 100% and special committee transactions where sponsor / management that already owned majority of company subsequently took it private. (1) Reflects forward estimates as of unaffected date for transactions. Values correspond to growth rates of the list of precedent transactions at stated percentiles / median.

Discounted Cash Flow Analysis

Valued as of November 30, 2024

WACC	PV of '25E-'29E FCF		PV of Terminal Value at Various EBITDA Multiples				Enterprise Value		
			5.00x	6.00x	7.00x		5.00x	6.00x	7.00x
9.25%	$9,590	+	$15,431	$18,517	$21,603	=	$25,021	$28,107	$31,194
10.00%	$9,461	+	$14,938	$17,926	$20,913	=	$24,399	$27,387	$30,375
10.75%	$9,336	+	$14,464	$17,357	$20,250	=	$23,800	$26,693	$29,586

	Opioid Liabilities[1]		PV of Dark Rent[2]		Net Debt[3]		Everly Settlement		Monetized Equity Stakes in Q2[4]		Other Equity Investments[5]	
−	$3,781	−	$2,459	−	$8,507	−	$595	+	$549	+	$623	=
−	$3,781	−	$2,459	−	$8,507	−	$595	+	$549	+	$623	=
−	$3,781	−	$2,459	−	$8,507	−	$595	+	$549	+	$623	=

WACC	Equity Value			Share Price			Implied Perpetuity Growth Rate		
	5.00x	6.00x	7.00x	5.00x	6.00x	7.00x	5.00x	6.00x	7.00x
9.25%	$10,852	$13,938	$17,024	$12.20	$15.70	$19.10	(1.6%)	0.1%	1.3%
10.00%	$10,230	$13,218	$16,205	$11.50	$14.90	$18.20	(0.9%)	0.7%	2.0%
10.75%	$9,631	$12,523	$15,416	$10.80	$14.10	$17.30	(0.3%)	1.4%	2.6%

Source: Blazing Star management, public filings and FactSet as of March 3, 2025.
Note: Dollars in millions unless otherwise stated. Reflects valuation and balance sheet as of November 30, 2024 and diluted shares outstanding of 890mm as of March 4, 2025. Share prices rounded to nearest $0.10.
(1) $3.8bn opioid liability based on net present value of future payments discounted at 7%. (2) $2.5bn dark rent liability based on present value of cash costs Blazing Star incurs for closed stores that they own / lease discounted at 7%. (3) Includes $8,010mm of debt, $1,192mm of cash, $709mm of NWC adjustments and $980mm of capital leases. (4) Reflects sale of COR and BTSG stakes in Q1'25. (5) Reflects market value of remaining equity stake in BrightSpring and value of investments in Guoda, Nanjing and others.

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

WholeCo Discounted Cash Flow Analysis

Unlevered Free Cash Flow Build

	Management Forecast (3YP)			Mgmt. Extrapolations		
	Fiscal Year Ending August 31,					Terminal Year
	Stub Q2-Q4'25	2026E	2027E	2028E	2029E	
Revenue	$115,146	$149,874	$155,917	$161,197	$166,548	$166,548
% Growth		2.5%	4.0%	3.4%	3.3%	
Adj. EBITDA	$2,750	$3,747	$4,136	$4,442	$4,696	$4,696
% Growth		(1.8%)	10.4%	7.4%	5.7%	
% Margin	2.4%	2.5%	2.7%	2.8%	2.8%	2.8%
(-) D&A	(1,109)	(1,534)	(1,539)	(1,560)	(1,580)	(1,176)
(-) SBC	(137)	(250)	(264)	(276)	(287)	(287)
(-) Non-GAAP Cash Expenses - Other[1]	(264)	(215)	(163)	(125)	(114)	(43)
EBIT	$1,240	$1,748	$2,169	$2,483	$2,715	$3,190
(-) Taxes[2]	(262)	(330)	(490)	(561)	(614)	(721)
NOPAT	$979	$1,417	$1,679	$1,921	$2,101	$2,469
(+) D&A	1,109	1,534	1,539	1,560	1,580	1,176
(-) Capital Expenditures	(859)	(1,163)	(1,210)	(1,172)	(1,176)	(1,176)
Δ in NWC	1,727	527	194	(54)	(30)	–
(+) Cencora Monetization	307	286	–	–	–	–
[***]						
[***]						
(-) After-Tax Legal Settlements (excl. Opioids and Everly)	(173)	–	–	–	–	–
[***]						
(-) UK Pension Contribution	–	(437)	–	–	–	–
[***]						
(+) Other	141	(109)	(57)	–	–	–
Unlevered FCF[3]	$3,178	$1,873	$1,897	$2,180	$2,400	$2,469

Commentary

- Reflects revised management plan from 2025E to 2027E with top-down extrapolation in 2028E and 2029E based on current management outlook
- Non-GAAP expenses reflect severance, acquisition-related impacts and consulting / legal fees tapering down in extrapolation period
- NWC lower in extrapolation period as one-time initiatives from store closures cease after 2027E
- [***]

Source: Blazing Star management.
Note: Dollars in millions unless otherwise stated.
(1) Includes Legal, Severance, Consultant, Transformational Cost Management, Acquisition, Impairment and Other costs. (2) FY'25 – FY'27 tax rates based on three-year plan effective tax rates (21.1%, 18.9% and 22.6%) and 22.6% thereafter. (3) Unlevered FCF differs from management presentation primarily due to exclusion of Opioids, Dark Rent and [***]

– Highly Confidential –

WholeCo WACC Calculation

Selected Public Companies

Company	2Y Beta Levered[1]	2Y Beta Unlevered[2]	Market Cap ($bn)	Debt ($bn)	Debt-to Equity
CVS	0.74	0.46	$83.0	$66.7	80%
Target	0.76	0.62	56.0	16.0	29%
Kroger	0.39	0.29	46.3	22.6	49%
Ahold	0.51	0.43	32.8	8.5	26%
Tesco	0.78	0.66	32.6	8.0	24%
Dollar General	0.39	0.30	15.8	6.3	40%
Dollar Tree	0.83	0.70	14.9	3.5	23%
M&S	0.85	0.78	9.9	1.1	11%
J Sainsbury	1.03	0.91	7.7	1.3	18%
Kingfisher	1.06	1.04	5.7	0.2	3%
Frasers Group	0.94	0.69	3.5	1.6	46%
B&M	0.83	0.62	3.4	1.6	47%
Total Median	**0.80**	**0.64**			**27%**
Memo: Blazing Star[9]	*0.91*	*0.48*	*$7.9*	*$9.0*	*114%*
Reference: Albertsons[10]	*n.m.*	*n.m.*	*$12.2*	*$7.9*	*65%*

WACC Calculation

Cost of Equity	
Risk-Free Rate[3]	4.5%
Unlevered Beta	0.70
Target Debt / Equity	25%
Levered Beta	0.84
Equity Risk Premium[4]	7.3%
Size Premium[5]	0.5%
Cost of Equity	**11.1%**
Cost of Debt	
Pre-Tax Cost of Debt[6]	7.0%
Tax Rate[7]	22.6%
After-Tax Cost of Debt	**5.4%**
WACC[8]	**10.0%**

WACC Sensitivity at Various Unlevered Beta and Capital Structures

Debt / Equity	Debt / Cap.	Pre-Tax Cost of Debt	Unlevered Beta 0.600	Unlevered Beta 0.700	Unlevered Beta 0.800
5%	5%	7.0%	9.3%	10.1%	10.8%
25%	20%	7.0%	9.3%	10.0%	10.7%
45%	31%	7.0%	9.2%	9.9%	10.6%

Source: Public filings, Bloomberg and FactSet as of March 3, 2025.
Note: Peers ordered by market cap. Debt figures exclude operating lease and opioid liabilities. Reflects Q1 FY'25 balance sheet as of November 30, 2024. (1) For each company, reflects adj. weekly beta relative to local benchmark based on the last 2 years. (2) Unlevered beta equals Levered Beta / (1+ (1 – Tax Rate) * (Debt / Equity)). (3) Reflects 20-year U.S. Treasury rate. (4) Reflects long-horizon historical expected equity risk premium per Duff & Phelps 2024. (5) Represents size premium associated with companies with market cap between $6.2bn and $9.9bn, per 2024 Duff & Phelps. Range corresponds to Blazing Star's equity value at unaffected price. (6) Reflects ICE BofA US High Yield Index Effective Yield. (7) Assumes 22.6% long-term tax rate based on Blazing Star FY'27 effective tax rate in 3-year plan. (8) WACC equals ((Debt / Capitalization) * (Cost of Debt * (1 – Tax Rate))) + (Equity / Capitalization) * Cost of Equity. (9) As of unaffected date, December 9, 2024. (10) Albertsons 2Y Beta affected by terminated merger with Kroger.

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Sum-of-the-Parts Analysis

			Multiple Range		Valuation Range	
	Metric	$mm	Low	High	Low	High
U.S. Retail Pharmacy	FY'25 Adj. EBITDA	$2,216	4.0x	5.0x	$8,863	$11,079
Boots / International	FY'25 Adj. EBITDA	1,151	5.5x	6.5x	6,333	7,484
[***]						
[***]						
Remaining Cencora Stake	Forward Sale Value				593	593
Corporate Expense	FY'25 Adj. EBITDA	(159)	4.0x	5.0x	(636)	(795)
Blazing Star Enterprise Value					**$21,826**	**$26,984**
(+) BrightSpring & Other Equity Investments					623	623
(-) Enterprise to Equity Value Bridge[1]					(15,194)	(15,194)
Blazing Star Equity Value					**$7,255**	**$12,413**
# of Shares					889.9	889.9
Implied Share Price					**$8.15**	**$13.95**

Illustrative Implied Blazing Star Value Sensitivity Based on Various U.S. Retail Multiples

	Illustrative U.S. Retail FY 2025 EBITDA Multiple Range[3]			
Multiple	**3.0x**	**4.0x**	**5.0x**	**6.0x**
Low SOTP Values	$5.66	$8.15	$10.64	$13.13
High SOTP Values	$8.97	$11.46	$13.95	$16.44

Source: Blazing Star management and FactSet as of March 3, 2025.

Note: SOTP multiples based on comparable peer companies. Reflects Q1 FY'25 balance sheet as of November 30, 2024. Dollars in millions except for per share values. Assumes no taxes.

(1) Enterprise to Equity Value Bridge includes $8,010mm of debt, $1,741mm of cash (inclusive of equity stake sales completed in Q2), $709mm NWC adjustment, $980mm capital leases, $3,781 Opioid liability, $2,459 Dark Rent Liability, $595mm Everly settlement and pension liability of $402mm. (3) Reflects U.S. Retail EBITDA of $2,216mm removing impacts from Cencora earnings.

– Highly Confidential –

Sellside's Targeted Price, Rating, Methodology and Multiple

Median price target is $11 and only two analysts have targets above $12 per share

Broker	Price Target	Rating	Valuation Methodology & Multiple	
	Current	Current	Methodology	Current
J.P.Morgan	$15.00	Buy	Price / CY'26E EPS	10.0x
TD Cowen a division of TD Securities	$15.00	Buy	Discounted Cash Flow	n.a.
Evercore ISI	$12.00	Hold	Price / CY'25E EPS	9.0x
RBC	$12.00	Hold	Price / CY'25E EPS	7.5x
Truist	$12.00	Hold	Price / FY'26E Cash EPS	7.7x
Leerink	$11.50	Hold	Price / CY'25E EPS	7.0x
Jefferies	$11.00	Hold	Price / FY'26E EPS[(1)]	9.5x
UBS	$11.00	Hold	EV / NTM EBITDA	5.0x
HSBC	$10.00	Sell	EV / FY'25E EBITDA	3.3x
Mizuho	$10.00	Hold	Price / FY'25E EPS	4.8x
nephron	$10.00	Hold	Price / FY'25E EPS	6.0x
Deutsche Bank	$9.00	Sell	SOTP	n.a.
Bank of America	$8.50	Sell	Price / CY'25E EPS	6.0x
Morgan Stanley	$7.00	Sell	Price / CY'25E EPS	5.0x
Analyst Median	**$11.00**		**PT / FY'25E EPS Estimate**	**6.8x[(2)]**

Source: Wall Street research.
Note: Reflects brokers Centerview has access to. Brokers ranked by post-earnings price targets.
(1) Jefferies EPS excludes COR earnings.
(2) Reflects median of individual broker price target divided by their respective FY'25E EPS estimate.

Select Public Company Comparables

	Company	Enterprise Value ($bn)[1]	EV / NTM EBITDA[1]	NTM P / E	FY'24 - '26E CAGR Revenue	FY'24 - '26E CAGR EBITDA[1]	NTM EBITDA Margin	LTM Net Leverage[1]	Moody's Credit Rating
	Memo: Blazing Star Mgmt. [2]	*$21.9*	*6.1x*	*5.4x*	*+0.7%*	*+2.3%*	*2%*	*4.0x*	*Ba3*
US Retail	CVS Health[3]	$146.7	9.2x	10.7x	+4.9%	+1.3%	4%	4.3x	Baa3
	Target	68.5	7.5x	12.9x	+2.1%	+4.1%	8%	1.4x	A2
	Kroger	55.4	6.7x	13.0x	+0.9%	+2.0%	6%	1.1x	Baa1
	Ahold Delhaize	35.0	6.1x	12.1x	+4.7%	+2.2%	6%	0.4x	Baa1
	Dollar General	21.6	7.0x	12.1x	+4.4%	+0.7%	7%	1.9x	Baa2
	Albertsons Companies	19.7	4.9x	9.0x	+1.8%	(1.3%)	5%	1.9x	Ba1
	Dollar Tree	17.6	5.9x	11.2x	+3.5%	+5.5%	9%	1.0x	Baa2
	US Retail Average		**6.8x**	**11.6x**	**+3.2%**	**+2.1%**	**6%**	**1.7x**	
International Retail	Tesco	$34.7	6.6x	12.9x	+2.6%	+4.2%	6%	0.4x	Baa3
	M&S	9.1	5.7x	11.8x	+4.1%	+6.3%	9%	0.0x	Baa3
	Sainsbury's	7.8	3.6x	10.2x	+2.3%	+3.9%	5%	0.1x	n.a.
	Kingfisher	5.2	4.4x	11.2x	+1.8%	+3.2%	7%	(0.4x)	Baa2[4]
	B&M	4.5	5.3x	7.8x	+5.1%	+2.1%	11%	1.3x	Ba1
	Frasers	3.4	3.4x	6.3x	+1.2%	+2.5%	14%	1.1x	n.a.
	International Retail Average		**4.8x**	**10.0x**	**+2.9%**	**+3.7%**	**9%**	**0.4x**	
Total Peer Average			**5.9x**	**10.9x**	**+3.0%**	**+2.8%**	**7%**	**1.1x**	
Reference: US Department Store	Macy's	$6.6	3.5x	5.9x	(4.4%)	(6.8%)	9%	1.3x	Ba1
	Kohl's	6.0	4.8x	8.8x	(1.0%)	(3.7%)	8%	3.7x	Ba3
	US Department Average		**4.2x**	**7.4x**	**(2.7%)**	**(5.2%)**	**8%**	**2.5x**	

Source: Blazing Star management, FactSet and Wall Street research as of March 3, 2025.
Note: Dollars in USD billions except for per share figures and unless otherwise stated. Years shown reflect Blazing Star fiscal year ending August 31st.
(1) Excludes IFRS 16 operating and lease payments for International Retail. (2) Figures reflect share price as of unaffected date of December 9, 2024. Enterprise value reflects opioid and dark rent liability, based on net present value of future payments at 7% discount rate, pension liability, which reflects remaining FY 2026 payment of $437mm at 7% discount rate, Everly settlement and NWC adjustment; net debt metrics reflect opioid and dark rent liability, Everly settlement and NWC adjustment. Adj. EBITDA metrics remove gain of sale leaseback and Cencora AOI contribution. NTM and LTM EBITDA and NTM EPS metrics as of capitalization date of November 30, 2024. See page 44 for detail on adjustments including impacts from updated diluted share count, interest savings from suspension of future dividend payments, interest expense from Everly settlement and revised VMD forecast. (3) Enterprise value and debt metrics reflect opioid liability of ~$3bn based on Moody's estimate of net present value of future payments as of August 2024. (4) Reflects S&P rating converted to Moody's equivalent.

Select Precedent Transactions

Reflects transactions over last 10 years

	Ann. Date	Target	Acquiror	TEV ($bn)	TEV / LTM EBITDA
U.S. Grocery	5/11/22	The Fresh Market	Cencosud	$1.6	8.0x
	5/14/21	Smart & Final	Bodega Latina	0.6	3.7x
	4/16/19	Smart & Final	Apollo	1.1	6.5x
	7/26/18	Supervalu	UNFI	2.9	7.0x
	6/16/17	Whole Foods	Amazon	13.7	10.6x
	10/17/16	Save-A-Lot	Onex	1.4	7.0x
	3/14/16	The Fresh Market	Apollo	1.4	7.1x
	11/11/15	Roundy's	Kroger	0.8	6.9x
	Median				**7.0x**
North America General Retail	12/23/24	Nordstrom	Nordstrom Family, Liverpool	$6.3	5.7x
	6/28/17	Staples	Sycamore Partners	6.6	5.0x[1]
	8/15/15	Belk	Sycamore Partners	2.8	6.9x[1]
	Median				**5.7x**
	Total Median				**6.9x**

Memo: For Reference Only ***(offers Company engaged with / evaluated but transactions not signed)***

Ann. Date	Target	Acquiror	TEV ($bn)	TEV / LTM EBITDA
6/26/24	*Macy's*[2]	*Arkhouse / Brigade*	*9.2*	*4.1x*
6/6/22	*Kohl's*[3]	*Franchise Group*	*11.9*	*5.1x*

Source: Company filings, news articles and Wall Street research.
Note: Dollars in USD billions unless otherwise noted. (1) Adj. EBITDA reflects Operating Income + D&A. (2) Reflects final offer by Arkhouse and Brigade before Macy's board terminated discussions. (3) Reflects offer of $60 per share, upon which Kohl's board agreed to enter into exclusivity. FRG subsequently lowered its offer to $53 per share on June 27, 2022, upon which Kohl's terminated discussions. The $53 per share offer implied an EV / LTM Adj. EBITDA multiple of 4.7x.

– Highly Confidential –

Overview of Opioid Liability

Net present value estimated to be ~$3.8bn based on a discount rate of 7%

Summary of Opioid Liability ($mm)

	Q2-Q4 FY'25	FY'26	FY'27	FY'28	FY'29	FY'30	FY'31	FY'32	FY'33	FY'34	FY'35	FY'36	FY'37	FY'38	FY'39	FY'40
Multi-State	$340	$348	$348	$351	$334	$344	$344	$344	$344	$344	$344	$344	$337	–	–	–
Other Settlements	270	249	213	226	204	182	164	95	93	93	93	98	98	59	44	9
Total Opioid Payments	**$610**	**$597**	**$561**	**$577**	**$538**	**$527**	**$508**	**$440**	**$438**	**$438**	**$438**	**$443**	**$435**	**$59**	**$44**	**$9**
(Less): Non-Tax Deduct. Pmts.	(219)	(185)	(184)	(187)	(154)	(33)	(35)	(1)	(1)	(1)	(1)	(2)	(2)	(2)	(2)	(2)
Tax-Deductible Payments	**$391**	**$412**	**$377**	**$390**	**$384**	**$494**	**$473**	**$439**	**$437**	**$437**	**$437**	**$441**	**$433**	**$57**	**$42**	**$7**
(Less): Taxes	(82)	(78)	(85)	(88)	(87)	(112)	(107)	(99)	(99)	(99)	(99)	(100)	(98)	(13)	(10)	(2)
Plus: Non-Tax Deduct. Pmts.	219	185	184	187	154	33	35	1	1	1	1	2	2	2	2	2
After-Tax Opioid Pmts.	**$527**	**$519**	**$476**	**$489**	**$452**	**$415**	**$401**	**$340**	**$339**	**$339**	**$339**	**$343**	**$337**	**$46**	**$35**	**$7**
Value of Total Opioid Payments Discounted @ 7% Cost of Debt																**$3,781**

Source: Blazing Star management.
Note: Dollars in millions unless otherwise stated. Valuation as of November 30, 2024.

Overview of Dark Lease Liability

Net present value estimated to be ~$2.5bn based on discount rate of 7%

Summary of Dark Lease Liability ($mm)

	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
Dark Rent Schedule	$409	$446	$511	$510	$441	$390	$358	$318	$278	$239	$199	$159	$119	$80	$40	–
(-) Tax	(86)	(84)	(116)	(115)	(100)	(88)	(81)	(72)	(63)	(54)	(45)	(36)	(27)	(18)	(9)	–
After Tax Total Dark Rent Costs	$323	$362	$396	$395	$341	$301	$277	$246	$215	$185	$154	$123	$92	$62	$31	–
Costs @ 7% Discount Rate	$315	$333	$340	$317	$256	$211	$181	$151	$123	$99	$77	$58	$40	$25	$12	–
Value of Total Dark Rent Costs Discounted @ 7% Cost of Debt															$2,459[(1)]	
Memo: Tax Rate	21%	19%	23%	23%	23%	23%	23%	23%	23%	23%	23%	23%	23%	23%	23%	23%

Source: Blazing Star management.
Note: Dollars in millions unless otherwise stated. Valuation as of November 30, 2024. Current total dark store cash costs represent adjusted figures.
(1) Reflects 2025 Q2-Q4 stub period.

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Blazing Star's Current Public Market Valuation

Valuation ($mm) and Multiples

		Unaffected	Cash	Face
	Share Price ($)	**$8.85**	**$11.45**	**$14.45**
	(x) Diluted Shares		889.9	
	Equity Value	**$7,876**	**$10,190**	**$12,860**
A	Plus: Net Debt[1]		7,527	
	Plus: Capital Leases		980	
B	(Less): Q2 Equity Stake Monetizations		(549)	
C	Plus: Opioid Liability[2]		3,781	
D	Plus: Dark Rent[2]		2,459	
E	Plus: Tax Liability — Not included in analysis —		–	
F	Plus: Everly Settlement		595	
G	Plus: Pension Liability[3]		402	
H	(Less): Cencora Investment[4]		(593)	
I	(Less): BrightSpring Investment		(208)	
J	(Less): Other Investments[5]		(415)	
	Enterprise Value	**$21,855**	**$24,168**	**$26,838**

Management Implied Multiples

	Adj. EBITDA[6]	Unaffected	Cash	Face
EV / FY'25 Adj. EBITDA	$3,529	6.2x	6.8x	7.6x
EV / FY'26 Adj. EBITDA	3,747	5.8x	6.5x	7.2x

	Adj. EPS[7]	Unaffected	Cash	Face
FY'25 P / E	$1.77	5.0x	6.5x	8.2x
FY'26 P / E	$1.42	6.2x	8.0x	10.1x

Commentary

- **A** Capitalization as of November 30, 2024 (FY'25 Q1) includes $8.0bn of debt, $1.0bn of capital leases and $1.2bn of cash & equivalents
  - – Net debt includes NWC adjustment, reflecting Q1 actual NWC adjustment of $709mm embedded within Q1 reported cash balance
- **B** Cash proceeds from sales of Cencora and Brightspring shares in Q2 FY'25
- **C** Opioid liability reflects the present value of after-tax scheduled opioid payments through 2040E
- **D** Capitalized dark rent reflects present value of cash costs Blazing Star incurs for current and projected dark leased stores (costs are adjusted out of Adj. EBITDA)
- **E** [***]
- **F** Everly settlement reflects $595mm litigation settlement announced on February 25, 2025
- **G** Reflects present value of final ~$437mm of UK pension payments remaining in FY 2026
- **H** Reflects expected remaining payments from negotiated forward sales of Cencora stock
- **I** Current market value of stake in Brightspring
- **J** Value of other equity method investments (predominantly Boots Hearing Care, Gouda and Nanjing)

Source: Management plan, Wall Street research and FactSet as of March 3, 2025.
Note: Reflects Q1 FY'25 balance sheet as of November 30, 2024.
(1) Figure includes NWC adjustment of $709mm, reflecting Q1 actual NWC adjustment embedded within Q1 reported cash balance. (2) Reflects net present value of future opioid payments and dark rent at 7% discount rate. (3) Reflects FY 2026 payment of $437mm at 7% discount rate. (4) Reflects expected proceeds per Blazing Star management. (5) Includes Guoda, Nanjing and other investments. (6) Removes Cencora AOI contribution. (7) See page 44 for detail on adjustments including impacts from updated diluted share count, interest savings from suspension of future dividend payments, interest expense from Everly settlement and revised VMD forecast.

– Highly Confidential –

Blazing Star Capitalization

	Total Outstanding (mm)	Shares Under TSM (mm): Saturn Cash Offer $11.45	Saturn Cash Offer + Risk-Adj. PV of DAP $12.35	Saturn Cash Offer + Risk-Adj. PV of DAP $12.85	Saturn Cash Offer + Face Value of DAP $14.45
Basic Shares Outstanding	864.735	864.735	864.735	864.735	864.735
Options by Exercise Price					
$84.68	0.373	–	–	–	–
$82.46	1.066	–	–	–	–
$79.90	2.006	–	–	–	–
$77.08	0.263	–	–	–	–
$70.37	0.019	–	–	–	–
$67.01	1.326	–	–	–	–
$57.38	2.113	–	–	–	–
$47.32	1.818	–	–	–	–
$34.04	1.670	–	–	–	–
Total Options	**10.653**	**–**	**–**	**–**	**–**
RSUs, Performance Shares & DSUs					
RSUs	17.223	17.223	17.223	17.223	17.223
Performance Shares	7.385	7.385	7.385	7.385	7.385
DSUs - Stock Election	0.320	0.320	0.320	0.320	0.320
DSUs - Cash Election	0.285	0.285	0.285	0.285	0.285
Total RSUs & Performance Shares	**25.214**	**25.214**	**25.214**	**25.214**	**25.214**
Fully Diluted Share Outstanding (mm)		**889.949**	**889.949**	**889.949**	**889.949**
Fully Diluted Equity Value ($mm)		**$10,190**	**$10,991**	**$11,436**	**$12,860**
Plus: Net Debt and Debt-Like Items		*15,194*	*15,194*	*15,194*	*15,194*
(Less:) Equity Method Investments		*(1,216)*	*(1,216)*	*(1,216)*	*(1,216)*
Enterprise Value ($mm)		**$24,168**	**$24,969**	**$25,414**	**$26,838**

CENTERVIEW PARTNERS

Source: Blazing Star Management and FactSet as of March 3, 2025.
Note: Dollars in millions. Reflects shares outstanding as of February 14, 2025. Debt and cash figures reflect November 30, 2024 balances from Blazing Star management.

– Highly Confidential –

Debt Capitalization Overview

Summary of Blazing Star Debt Capitalization as of November 30, 2024 ($mm)

Note / Facility	Currency	Rate	Maturity Date	Amount Outstanding (USD Equivalent)
2025 Notes	GBP	3.8%	Nov-25	$380
2022 $1bn DD Term Loan	USD	SOFR + 100bps	Jan-26	1,000
2026 Notes	USD	3.6%	Jun-26	1,447
2023 $2.25bn RCF	USD	SOFR + 150bps	Aug-26	–
2023 $1bn DD Term Loan	USD	3.5%	Nov-26	1,000
2026 Notes	EUR	SOFR + 150bps	Nov-26	791
2022 $3.5bn RCF	USD	SOFR + 150bps	Jun-27	–
2029 Notes	USD	2.1%	Aug-29	750
2030 Notes	USD	SOFR + 150bps	Apr-30	500
2034 Notes	USD	8.1%	Nov-34	303
2042 Notes	USD	3.2%	Sep-42	239
2044 Notes	USD	4.5%	Nov-44	660
2046 Notes	USD	4.4%	Jun-46	299
2050 Notes	USD	4.8%	Apr-50	640
Total				**$8,010**

Source: Blazing Star management and FactSet as of November 30, 2024.
Note: Dollars in millions unless otherwise stated. Reflects principal balances of outstanding debt.

– Highly Confidential –

DAP Valuation Matrix

- Reflects maximum proceeds to Blazing Star shareholders of $3.00 per share
- Assumes gross proceeds are split 70% / 30% between Blazing Star and Saturn(1)

		Metric ($mm)	CY'27 Year End Enterprise Value					
			$1.5bn	$2.0bn	$2.5bn	$3.0bn	$3.5bn	$4.0bn
Implied EV / EBITDA Multiples	2027E EBITDA	$202	7.4x	9.9x	12.4x	14.8x	17.3x	19.8x
	2028E EBITDA	$253	5.9x	7.9x	9.9x	11.8x	13.8x	15.8x
Value of DAP	Proceeds Post Cap(2)		$1.6	$2.1	$2.6	$3.1	$3.6	$3.8
	Post-Cap Value Alloc. to BS Shareholders(3)		1.1	1.4	1.8	2.1	2.5	2.7
	Present Value Alloc. to BS Shareholders(4)		0.8	1.1	1.3	1.6	1.8	2.0
	Risk-Adj. Present Value to BS Shareholders(5)		0.6	0.7	0.9	1.1	1.3	1.4
Value per Share to Blazing Star Shareholders(6)	Future Value per Share(3)		$1.20	$1.60	$2.00	$2.40	$2.80	$3.00
	Present Value per Share(4)		$0.90	$1.20	$1.50	$1.80	$2.10	$2.20
	Risk-Adj. Present Value per Share(5)		$0.60	$0.80	$1.00	$1.20	$1.40	$1.50
Future Value to Saturn ($bn)			$0.5	$0.6	$0.8	$0.9	$1.1	$1.4

Source: Blazing Star management.
Note: Dollars in millions unless otherwise stated.
(1) Does not assume any sharing with other VMD shareholders given implied proceeds to reach $3.00 per share cap is below expected YE 2027 inter-company debt balance.
(2) Includes projected cash build of $70mm by VMD from CY'Q2 2025 to YE 2027.
(3) Assumes Blazing Star shareholders receive 70% of proceeds up to implied gross proceeds cap at $3.00 per share.
(4) Reflects 11.5% discount rate. 74% discount factor reflects March 3, 2025 to December 31, 2027.
(5) Reflects risk adjustment of (30%).
(6) Rounded to nearest $0.10.

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Overview of VMD Unlevered Free Cash Flow Build

VMD Financials (Calendar Year)

	Actuals	3YP			Mgmt. Extrapolations		
	Calendar Year Ending December 31,						
	2024A	2025E	2026E	2027E	2028E	2029E	2030E
Revenue	**$6,350**	**$5,569**	**$5,036**	**$5,256**	**$5,486**	**$5,726**	**$5,955**
% YoY Growth		*(12.3%)*	*(9.6%)*	*4.4%*	*4.4%*	*4.4%*	*4.0%*
Adj. EBITDA	**($141)**	**$31**	**$101**	**$202**	**$253**	**$292**	**$310**
% YoY Growth		*n.m.*	*n.m.*	*99.2%*	*25.4%*	*15.3%*	*6.0%*
% Margin	*(2.2%)*	*0.6%*	*2.0%*	*3.8%*	*4.6%*	*5.1%*	*5.2%*
(-) D&A		(107)	(109)	(114)	(119)	(124)	(129)
(-) SBC		(77)	(87)	(91)	(95)	(99)	(103)
AOI		**($153)**	**($94)**	**($3)**	**$40**	**$69**	**$78**
% Margin		*(2.7%)*	*(1.9%)*	*(0.1%)*	*0.7%*	*1.2%*	*1.3%*
(-) Non-GAAP Cash Expenses / Other		(81)	(54)	(34)	(17)	(17)	(17)
AOI Incl. Non-GAAP Cash Exp.		**($234)**	**($148)**	**($36)**	**$23**	**$52**	**$60**
(-) Taxes		49	28	8	(5)	(12)	(14)
NOPAT		**($185)**	**($120)**	**($28)**	**$18**	**$40**	**$47**
(+) D&A		107	109	114	119	124	129
(-) Capital Expenditures		(80)	(55)	(56)	(57)	(58)	(61)
Δ in NWC		(15)	29	(35)	(11)	(29)	(28)
[***]							
Severance & Other		(23)	(12)	(10)	(10)	(10)	(10)
Unlevered Free Cash Flow		**($112)**	**($49)**	**($15)**	**$58**	**$67**	**$77**

Commentary

- Financials reflect Blazing Star's latest VMD projections [***]

(A) ~4% top-line growth in the extrapolation period

(B) EBITDA expected to inflect from 2025 to 2027 as turn-around initiatives gain traction and drive margin to ~5%

(C) ~$60mm of capex per year throughout the forecast post-2025

(D) Modest cash use from change in NWC given business weighting towards fee-for-service vs. value-based care

[***]

Source: Blazing Star management.
Note: Dollars in millions unless otherwise stated. Reflects calendar year.

VMD YE'27 Valuation to PV Per Share Based on DAP Rights Structure

Reflects transaction structure – up to $3.00 per share available to Blazing Star shareholders with sharing of net proceeds 70% / 30% between Blazing Star and Saturn, respectively

	Trading Comps		Precedent Transactions		DCF	
	Low	High	Low	High	Low	High
CY'27 Enterprise Value	**$2,400**	**$3,300**	**$2,225**	**$3,025**	**$2,475**	**$3,375**
Forecasted VMD Cash Build[(1)]	*$70*					
CY'27 Enterprise Value + VMD Cash Build	**$2,470**	**$3,370**	**$2,295**	**$3,095**	**$2,545**	**$3,445**
Proceeds Above Implied $3.8bn Cap[(2)]	–	–	–	–	–	–
Post-Cap Value	**$2,470**	**$3,370**	**$2,295**	**$3,095**	**$2,545**	**$3,445**
% of Allocated to Blazing Star Shareholders	*70%*					
Value Allocated To B/S Shareholders	**$1,729**	**$2,359**	**$1,606**	**$2,166**	**$1,781**	**$2,411**
Discount Factor[(3)]	*74%*					
Present Value of Post-Cap Value	**$1,271**	**$1,734**	**$1,181**	**$1,592**	**$1,309**	**$1,772**
Blazing Star DSO	*890*					
Present Value Per Share	**$1.43**	**$1.95**	**$1.33**	**$1.79**	**$1.47**	**$1.99**
Illustrative Risk Adjustment	*(30%)*					
Risk-Adjusted PV Per Share	**$1.00**	**$1.36**	**$0.93**	**$1.25**	**$1.03**	**$1.39**
Memo: Headline Value Per Share[(4)]	*$1.94*	*$2.65*	*$1.80*	*$2.43*	*$2.00*	*$2.71*

Note: Dollars in millions unless otherwise stated. Enterprise value rounded to nearest $25mm.
(1) Projected cash build by VMD from CY'Q2 2025 to YE 2027.
(2) Reflects implied value of maximum proceeds required for Blazing Star Shareholders to received $3.00 per share assuming 70% / 30% of proceeds are shared between Blazing Star and Saturn, respectively.
(3) Reflects 11.5% discount rate. 74% discount factor reflects March 31, 2025 to December 31, 2027.
(4) Reflects future value of Post-Cap Value allocated to Blazing Star shareholders divided by 890mm shares.

Selected Public Provider Trading Metrics

Comparable Company Metrics

	Company	Enterprise Value ($bn)	EV / EBITDA LTM	EV / EBITDA NTM	EV / EBITDA STM	'25E EBITDA Margin	'25E UFCF[8] Conversion	'24 - '26E CAGR Revenue	'24 - '26E CAGR EBITDA
Providers	LifeStance	$3.2	25.8x	22.0x	17.7x	10%	44%	+13%	+17%
	Privia	2.8	30.4x	25.6x	21.7x	6%	88%	+10%	+18%
	Teladoc	2.0	6.4x	6.6x	6.1x	12%	76%	(0%)	+1%
	Astrana[1]	2.0	7.6x	6.8x	5.6x	7%	37%	+14%	+16%
	Evolent	1.8	11.4x	11.5x	9.4x	7%	93%	(4%)	+7%
	Innovage	0.5	20.4x	12.2x	7.5x	4%	98%	+11%	+65%
	Providers Median		**15.9x**	**11.9x**	**8.4x**	**7%**	**82%**	**+10%**	**+17%**
Multi-Site Providers	Encompass[2]	$12.5	11.2x	10.4x	9.6x	20%	45%	+9%	+8%
	Option Care[3]	6.5	14.5x	13.8x	12.4x	8%	72%	+9%	+7%
	BrightSpring[4]	6.1	12.9x	10.9x	9.7x	5%	66%	+15%	+16%
	Surgery Partners[2, 5]	5.0	9.7x	8.7x	7.7x	17%	82%	+9%	+12%
	Concentra[6]	4.5	11.7x	10.7x	9.9x	20%	75%	+3%	+6%
	Aveanna	2.2	13.0x	12.1x	11.2x	9%	67%	+5%	+7%
	Addus[7]	1.9	11.1x	10.5x	9.7x	12%	73%	+5%	+6%
	U.S. Physical Therapy[2]	1.3	15.7x	14.1x	13.2x	12%	82%	+8%	+10%
	Enhabit[2]	0.9	9.1x	8.8x	8.5x	10%	85%	+4%	+4%
	Multi-Site Providers Median		**11.7x**	**10.7x**	**9.7x**	**12%**	**73%**	**+8%**	**+7%**
Total Peer 25th Percentile			**10.4x**	**9.6x**	**8.1x**	**7%**	**66%**	**+5%**	**+7%**
Total Peer Median			**11.7x**	**10.9x**	**9.7x**	**10%**	**75%**	**+9%**	**+8%**
Total Peer 75th Percentile			**15.1x**	**13.0x**	**11.8x**	**12%**	**84%**	**+10%**	**+16%**
Memo: VMD ('27 Metrics)[9]						***4%***	***63%***	***+4%***	***+20%***

Source: FactSet and company filings as of March 3, 2025.
Note: Dollars in billions unless otherwise stated. Reflects Calendar Year consensus estimates. Peers ordered by Enterprise Value.
(1) Astrana figures are pro forma for announced acquisition of Prospect Health System and share repurchase. (2) Figures exclude NCI. (3) Option Care figures are pro forma for acquisition of Intramed. (4) BrightSpring figures are pro forma for announced divestiture of Community Living business. (5) As of unaffected date, January 27, 2025. (6) Concentra figures are pro forma for acquisition of Nova Medical Centers. (7) Addus figures are pro forma for acquisition of Gentiva's personal care business. (8) UFCF calculated as consensus FCF plus after-tax consensus interest expense; assumes 21% tax rate. (9) Reflects 2027 EBITDA margin, and 2027-2029 CAGRs. UFCF conversion reflects normalized assumptions for run-rate UFCF plus SBC.

Selected Precedent Multi-Site Provider Transactions

Ann. Date	Target	Acquiror	EV / LTM EBITDA Multiple	TEV ($bn)
Mar-22	LHC Group	UnitedHealth	23x[1]	$5.9
Jan-17	SCA	UnitedHealth	17x[1]	3.4
Jun-21	University Health Care	Cano Health	16x[2]	0.6
Feb-21	Abode Healthcare	BrightSpring	16x[1]	0.8
Oct-20	St. Croix Hospice	HIG Capital	15x[3]	0.6
Oct-20	Care Hospice	THL	15x[4]	0.8
Jun-23	Amedisys	UnitedHealth	14x[1]	3.7
Dec-21	Comfort Care Home Health	Aveanna Healthcare	14x[1]	0.3[5]
Oct-16	TeamHealth	Blackstone	14x[1]	6.1
Jul-21	DMC	Cano Health	14x[6]	0.3
Apr-18	Curo Health Services	Humana / TPG / WCAS	13x[7]	1.4
Apr-21	Kindred Healthcare	Humana	13x[1]	8.1
Apr-20	AseraCare Hospice	Amedisys	12x[8]	0.2[9]
Dec-17	DaVita Medical Group	Optum	12x[10]	4.3
Oct-19	Compassus	TowerBrook / Ascension	12x[2]	1.0
Nov-21	Tenet	SurgCenter Development	11x[1],[11]	1.5
Jun-18	Envision	KKR	11x[1]	9.9
Oct-18	Compassionate Care Hospice Group	Amedisys	11x[12]	0.3
Apr-22	Kindred at Home	CD&R	11x[1]	3.4
Nov-24	Prospect Health System	Astrana Health	9x	0.7
Dec-17	Kindred Healthcare	Humana, TPG & Welsh Carson	9x[1]	3.8
25th Percentile			**11x**	
Median			**13x**	
Average			**13x**	
75th Percentile			**15x**	

Source: Company filings, public information and sell-side materials. (1) Excludes NCI in Enterprise Value and EBITDA. (2) Reflects 2021E financials. (3) Based on midpoint of EBITDA range provided on PE Hub. (4) Represents EBITDA underwritten by sponsors as part of the sale process according to PE Hub (5) Excludes tax benefits. (6) Reflects 2021E financials. (7) Based on midpoint of the EBITDA range listed on PE Hub. (8) Assumes approximately 14% EBITDA margins on $117mm on revenue per Wall Street Research. (9) Excludes $32mm from tax benefit for EV calculation. (10) Reflects implied multiple based on management's DMG EBITDA guidance of $350mm in September 2017. (11) Represents NTM EBITDA-NCI multiple (LTM EBITDA-NCI not disclosed). (12) Excludes $50mm from tax benefit for EV calculation.

VMD Discounted Cash Flow Analysis

Unlevered Free Cash Flow Build

	Management Extrapolations			
	Calendar Year Ending December 31,			Terminal Year
	2028E	2029E	2030E	
Revenue	$5,486	$5,726	$5,955	$5,955
% Growth	4.4%	4.4%	4.0%	
Adj. EBITDA	$253	$292	$310	$310
% Growth	25.4%	15.3%	6.0%	6.0%
% Margin	4.6%	5.1%	5.2%	5.2%
(-) D&A	(119)	(124)	(129)	(61)
(-) SBC	(95)	(99)	(103)	(103)
(-) Non-GAAP Cash Expenses / Other	(17)	(17)	(17)	–
EBIT	$23	$52	$60	$146
(-) Taxes	(5)	(12)	(14)	(33)
NOPAT	$18	$40	$47	$113
(+) D&A	119	124	129	61
(-) Capital Expenditures	(57)	(58)	(61)	(61)
Δ in NWC	(11)	(29)	(28)	(22)[1]
(-) Fees, Severance & Other	(10)	(10)	(10)	–
Unlevered FCF	$58	$67	$77	$92

Implied Enterprise Value

	Exit Multiple		
WACC	10.50x	12.25x	14.00x
10.50%	$2,583	$2,985	$3,386
11.38%	$2,525	$2,917	$3,309
12.25%	$2,468	$2,851	$3,234

Source: Blazing Star management.
Note: Dollars in millions unless otherwise stated. Reflects December 31, 2027 valuation date.
(1) Reflects Δ in NWC as a % of Δ in Revenue of (12%) based on Terminal Year Revenue grown at 3%.

– Highly Confidential –

VillageMD WACC Analysis

Selected Public Companies

Company	2Y Beta Levered[1]	2Y Beta Unlevered[2]	Market Cap ($bn)	Debt ($bn)	Debt-to Equity
OptionCare	0.98	0.85	$5.6	$1.1	20%
Privia	0.99	0.99	3.3	–	0%
Lifestance	0.88	0.81	3.0	0.3	10%
Surgery Partners	1.85	1.04	2.7	2.5	92%
Addus	0.86	0.75	1.7	0.4	20%
Teladoc	1.43	0.75	1.7	1.6	90%
Astrana Health	1.34	0.82	1.3	1.2	92%
US Physical Therapy	0.96	0.87	1.2	0.2	13%
Evolent Health	0.49	0.30	1.1	0.7	64%
Aveanna	1.70	0.65	0.8	1.5	179%
InnovAge	1.32	1.13	0.5	0.1	17%
Enhabit	0.93	0.49	0.4	0.5	121%
Total Median	**0.98**	**0.82**			**42%**
Reference [9]					
BrightSpring	*1.07*	*0.70*	*$4.1*	*$2.1*	*50%*
Concentra	*0.49*	*0.34*	*2.9*	*1.7*	*58%*

WACC Calculation

Cost of Equity	
Risk-Free Rate[3]	4.5%
Unlevered Beta	0.82
Target Debt / Equity	35%
Levered Beta	1.04
Equity Risk Premium[4]	7.3%
Size Premium[5]	1.2%
Cost of Equity	**13.3%**
Cost of Debt	
Pre-Tax Cost of Debt[6]	7.0%
Tax Rate[7]	22.6%
After-Tax Cost of Debt	**5.4%**
WACC[8]	**11.2%**

WACC Sensitivity at Various Unlevered Beta and Capital Structures

Debt / Equity	Debt / Cap.	Pre-Tax Cost of Debt	Unlevered Beta 0.720	Unlevered Beta 0.820	Unlevered Beta 0.920
20.0%	16.7%	7.0%	10.7%	11.4%	12.1%
35.0%	25.9%	7.0%	10.6%	11.2%	11.9%
50.0%	33.3%	7.0%	10.4%	11.1%	11.8%

Source: Public filings, Bloomberg and FactSet as of March 3, 2025.

Note: Peers ordered by market cap. Debt figures exclude operating lease liabilities. Astrana Health adjusted for Prospect Health acquisition, Addus for Gentiva's personal care acquisition, BrightSpring for divestiture of Personal Care business, Concentra for Nova Medical Centers acquisition and Option Care for Intramed acquisition. Surgery Partners market cap as of unaffected date, January 27, 2025.

(1) For each company, reflects adj. weekly beta relative to local benchmark based on the last 2 years. (2) Unlevered beta equals Levered Beta / (1+ (1 – Tax Rate) * (Debt / Equity)). (3) Reflects 20-year U.S. Treasury rate. (4) Reflects long-horizon historical expected equity risk premium per Duff & Phelps 2024. (5) Represents size premium associated with companies with market cap between $1.4bn and $2.5bn, per 2024 Duff & Phelps. (6) Reflects ICE BofA US High Yield Index Effective Yield. (7) Assumes 22.6% long-term tax rate based on Blazing Star FY'27 effective tax rate in 3-year plan. (8) WACC equals ((Debt / Capitalization) * (Cost of Debt * (1 – Tax Rate))) + (Equity / Capitalization) * Cost of Equity. (9) Do not have two years of data due to recent IPOs.

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Revised February Forecast vs. 3YP Budget for FY25

WholeCo Financial Summary – February Forecast vs. 3YP

	FY'25 [***] Full Yr.
Revenue	
Feb Fcst.	$154,846
3YP	150,003
Delta (A)	+$4,843
Adj. EBITDA	
Feb Fcst.	$3,739
3YP	3,593
Delta	(B) +$147
AOI	
Feb Fcst.	$2,083
3YP	1,876
Delta	(C) +$208
Reported FCF	
Feb Fcst.	$721
3YP	(116)
Delta	(D) +$837

Commentary

(A) Revenue broadly expected to beat initial 3YP across time periods

(B) [***]

(C) Relatively lower AOI outperformance vs. Adj. EBITDA given increase in expected bonus / stock-based compensation payments vs. 3YP

(D) [***]

Source: Company management.
Note: Dollars in millions. February Forecast AOI figures include contingency.

– Highly Confidential –

Summary of Adjustments to EPS

		Management Forecast			Management Extrapolation
		Fiscal Year Ending August 31,			
		2025E	**2026E**	**2027E**	**2028E**
February Forecast & 3YP	Net Income	$1,571	$1,307	$1,442	$1,550
	Basic Share Count	*864.3*	*864.3*	*864.3*	*864.3*
	Management EPS	**$1.82**	**$1.51**	**$1.67**	**$1.79**
Adj. to Plan	Cumulative Dividend Cash Savings[1]	–	$1,296	$2,161	$3,025
	Increase in Everly Settlement[2]	–	(516)	(516)	(516)
	Net Debt Adj.	–	$780	$1,645	$2,509
	% Interest Expense[3]	*8.8%*	*8.8%*	*8.8%*	*8.8%*
	Pre-Tax Interest Adj.	**–**	**$68**	**$144**	**$220**
	(Less): 3YP VMD Forecast	180	206	57	(6)
	Plus: Latest VMD Forecast	(166)	(121)	(34)	38
	% VMD Ownership	*53%*	*53%*	*53%*	*53%*
	Pre-Tax VMD Forecast Update	**$7**	**$45**	**$12**	**$17**
	Pre-Tax Net Income Adj.	**$7**	**$114**	**$156**	**$237**
	% Tax Rate[4]	*21.1%*	*18.9%*	*22.6%*	*22.6%*
	After-Tax Net Income Adj.	$6	$92	$121	$183
	(Less): VMD IC Funding Impact[5]	–	(115)	(135)	(135)
	(Less): Cencora Earnings Adjustment	–	(16)	–	–
	Total After-Tax Net Income Adj.	**$6**	**($39)**	**($14)**	**$48**
	Updated Basic Share Count	*864.7*	*864.7*	*864.7*	*864.7*
	Plus: Dilutive Securites	*25.2*	*25.2*	*25.2*	*25.2*
	PF Diluted Shares Outstanding	***889.9***	***889.9***	***889.9***	***889.9***
Pro Forma EPS	Net Income	$1,571	$1,307	$1,442	$1,550
	Plus: Total After-Tax Net Income Adj.	6	(39)	(14)	48
	PF Net Income	**$1,577**	**$1,268**	**$1,428**	**$1,599**
	PF Diluted Shares Outstanding	*889.9*	*889.9*	*889.9*	*889.9*
	PF EPS	**$1.77**	**$1.42**	**$1.60**	**$1.80**
	Memo: Delta vs. Management EPS	*($0.05)*	*($0.09)*	*($0.06)*	*+$0.00*

Commentary

- Revised 2025E outlook factors in dividend savings but adjustment made to 2026E to 2028E to account for interest savings from dividend suspension
  - Modestly offset by increased interest from recently announced Everly settlement (reflects increase vs. $79 initially recorded in 3YP)
- Updates EPS for VMD contribution from latest forecast
- VMD IC funding impact reflects management's expectations of headwinds from consolidation of inter-company interest expense
- 25mm of dilutive securities increase share count by 3% and reduce pro forma EPS

Source: Blazing Star management.
Note: Does not reflect any headwinds from illustrative impact of potential consolidation of VMD AOI.
(1) Dividend savings calculated off of basic share count. (2) Assumes $595mm of settlement in FY 2025, net of $79mm included in plan. (3) Interest rates reflect FY'25 February Forecast implied interest rate held constant for FY'26-FY'28. (4) Reflects tax rate per February Forecast and 3YP. (5) Reflects full consolidation of VMD's interest expense (previously 53%).

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Adjustments to EBITDA

NTM 11/30/2024 Adj. EBITDA Bridge

NTM Q1 FY'25E

[***]

FY'26 Q1 Assumptions

[***]

	NTM Q1 FY'25	FY'26
Management Plan EBITDA	$3,706	$3,709
(Less): Cencora EMI	(117)	(16)
(Less): 3YP VMD Forecast	38	(22)
Plus: Latest VMD Forecast	(15)	75
Adj. EBITDA	**$3,611**	**$3,747**

LTM 11/30/2024 Adj. EBITDA Bridge

LTM Q1 FY'25A

[***]

	LTM Q1 FY'25
Management Plan EBITDA	$4,162
(Less): Cencora EMI	(351)
(Less): SLB Gain	(149)
Adj. EBITDA	**$3,662**

Source: Blazing Star management.
(1) Represents historical phasing for the first quarter of the fiscal year per management.

– Highly Confidential –

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Updated Cash Flow Based on Changes to 3YP

Consolidated Management Plan

		Fiscal Year Ending August 31st			
		2024A	2025E	2026E	2027E
	Company Reported Free Cash Flow	**$23**	**$721**	**$497**	**$542**
A	(Less): Incremental Everly Settlement and Interest on Debt(1)	–	(595)	(37)	(35)
	Plus: Interest Savings from Suspension of Dividend	–	–	92	147
B	Plus: Revised Dark Rent Schedule(2)	–	(25)	124	183
C	Plus: Removal Old VMD Cash Burn Within 3YP	–	271	209	36
	Plus: Addition of Improved VMD Cash Flow	–	8	44	133
	[***]				
	Revised Free Cash Flow	**$23**	**$207**	**$929**	**$1,005**
D	[***]				
	[***]				
E	(Less): UK Pension	(386)	–	(437)	–
	(Less): Other(3)	(111)	202	(55)	(28)
	Revised Change in Cash Pre-Dividend and Monetizations(4)	**($876)**	**$557**	**$287**	**$747**
F	(Less): Dividend	(1,260)	(432)	–	–
	Post-Dividend Change in Cash(5)	**($2,136)**	**$126**	**$287**	**$747**
G	Plus: Monetizations *(Cencora, SLB, BrightSpring)*	4,032	1,211	654	–
H	**Total Change in Cash**	**$1,896**	**$1,336**	**$941**	**$747**

Commentary

- **A** Reflects Everly Settlement of $595mm and incremental interest expense on debt to pay settlement
- **B** Reflects after-tax decrease in expected non-GAAP store closure expenses resulting from refined view based on market by market model
- **C** Assumes revised VMD forecast and removal of old VMD forecast reflected in the 3YP
- **D** M&A reflects payments for file buys
- **E** Reflects remaining contributions to Boots pension plans per agreement with Legal & General
- **F** Reflects suspension of $1.00 per share annual dividend beginning in Q2 2025
- **G** [***]
- **H** Dividend suspension allows company to generate positive cash flow

Source: Company management and filings.
Note: Reflects fiscal year ending August 31.
(1) Assumes $595mm of settlement in FY 2025 and includes incremental interest from debt issued to pay settlement.
(2) Reflects after-tax savings on non-GAAP store closure costs based on updated model; reflects ($31mm) FY25, $153mm in FY26 and $236mm in FY27.
(3) Other includes anti-dilutive shares, Fx, etc.
(4) Does not reflect debt repayment or issuance.
(5) Dividend based on basic share count.